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                                                                Exhibit 10oo
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                            PACIFIC TELESIS GROUP

                 OUTSIDE DIRECTORS' DEFERRED STOCK UNIT PLAN

ARTICLE 1.     INTRODUCTION.

The Plan was adopted by the Board on January 26, 1996, to be effective May 2, 1996. This Plan replaces the Retirement Plan for (a) Outside Directors whose Service commences on or after January 1, 1996, and (b) Outside Directors whose Service commenced before January 1, 1996, but who elect to participate in this Plan in lieu of the Retirement Plan, either as to their entire benefit or as to a portion of their benefit under the Retirement Plan.

The purpose of the Plan is to provide compensation to Outside Directors in a form that aligns their interests with the interests of the Company's stockholders. The Plan provides for grants of Stock Units whose value at any given time is equal to the value of shares of Common Stock.

ARTICLE 2.     ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall (a) interpret the Plan and (b) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.     ELIGIBILITY AND PARTICIPATION.

3.1  Commencement  of Participation.    Participation in  the Plan  shall be
limited to Outside Directors who either:

     (a)  Start serving as Outside Directors on or after January 1, 1996; or

     (b) Started serving as Outside Directors before January 1, 1996, but elected to participate in this Plan pursuant to Section 3.2.

Eligible Outside Directors shall begin participating in the Plan on May 2, 1996, or when their Service commences, whichever is later.

3.2 Election To Participate in This Plan. This Section 3.2 shall apply to each Outside Director who was an Outside Director both on December 31, 1995, and on January 1, 1996. Such Outside Director shall elect in accordance with the following alternatives:

     (a) If the Outside Director's annual benefit accrued under the Retirement Plan as of May 1, 1996 is equal to 100% of the annual retainer payable to Outside Directors, the Outside Director may elect to remain a participant in the Retirement Plan; or the Outside Director may elect to become a Participant in this Plan and to waive all benefits under the Retirement Plan (whether such benefits are attributable to Service before or after January 1, 1996).


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     (b)  If  the  Outside  Director's  annual  benefit  accrued  under  the
Retirement Plan as of May 1, 1996, is less than 100% of the annual retainer payable to Outside Directors, the Outside Director may elect to remain a participant in the Retirement Plan as to the Outside Director's prorata accrued benefit and receive only certain benefits under this Plan as described under Section 4.2 below, or the Outside Director may elect to become a Participant in this Plan as to his or her entire retirement benefit and to waive all benefits under the Retirement Plan (whether such benefits are attributable to Service before or after January 1, 1996).

The election under this Section 3.2 shall be made in writing on or before May 1, 1996, and shall be irrevocable thereafter.

3.3  Termination  of  Participation.     Participation  in  the  Plan  shall
terminate when the Outside Director has received all benefits payable to him or her under the Plan.

ARTICLE 4.     NUMBER OF STOCK UNITS.

4.1  General  Rule.   Each  Outside Director  who  began serving  as Outside
Director on or after January 1, 1996 shall receive 400 Stock Units for each calendar year in which he or she meets the following requirements:

     (a)  The Outside Director is  a Participant on January 1 of  such year;
and

     (b) The Outside Director will not receive any grant of shares of Common Stock at any time during such year under the Pacific Telesis Group 1994 Stock Incentive Plan or any other plan of the Company.

The grant of Stock Units for a calendar year shall occur as of the date of the regular annual meeting of the Company's shareowners for such year.

4.2 One-Time Grant for Pre-1996 Directors. Each Participant whose Service commenced before January 1, 1996, and who has elected to become a participant under this Plan as to his or her entire retirement benefit shall receive a grant of Stock Units as of May 2, 1996. The number of Stock Units included in such grant shall be equal to:

     (a) The Present Value of the Participant's accrued benefit under the Retirement Plan as of May 1, 1996, divided by

     (b) The closing price of one share of Common Stock reported by the New York Stock Exchange Composite Transactions Report (as set forth in the Western Edition of The Wall Street Journal) for the last trading day prior to May 2, 1996.

The number of Stock Units shall be rounded to the nearest multiple of five.

4.3 Additional Grant for Certain Pre-1996 Directors. This Section 4.3 shall apply to each Participant whose Service commenced before January 1, 1996, and whose annual benefit accrued under the Retirement Plan as of May 1, 1996, is less than 100% of the annual retainer payable to Outside Directors.


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     (a)  Numbers of Stock  Units Granted   A Participant described  in this
Section 4.3 shall receive an additional grant of Stock Units determined as follows:

          (i) There shall be calculated the hypothetical Present Value of the Participant's accrued benefit under the Retirement Plan as of the Full Accrual Date, assuming that the Participant had continued to participate in the Retirement Plan until the Full Accrual Date and from such amount shall be subtracted the Present Value of the Participant's accrued benefit in full years under the Retirement Plan as of May 1, 1996.

          (ii) The Participant shall receive an additional grant of Stock Units as of May 2, 1996. The number of Stock Units included in such additional grant shall be equal to the amount calculated under (i) above, divided by the closing price of one share of Common Stock reported by the New York Stock Exchange Composite Transactions Report (as set forth in the Western Edition of The Wall Street Journal) for the last trading day prior to May 2, 1996.

The number of Stock Units shall be rounded to the nearest multiple of five.

     (b) Vesting of Stock Units and Associated Dividend Equivalents. In determining the number of Stock Units (and dividend equivalents associated with such Stock Units) available for settlement and distribution under
Article 6, the Stock Units and associated dividend equivalents granted under this Section 4.3 shall vest annually as of the date of the regular annual meeting of the Company's shareowners on a prorata basis during the years between May 2, 1996 and the Outside Director's Full Accrual Date.

ARTICLE 5.     DIVIDEND EQUIVALENTS.

Prior to settlement, each Stock Unit shall carry with it the right to dividend equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents shall be converted into additional Stock Units and shall be settled pursuant to
Article 6. The conversion into Stock Units shall be based on the closing price of Common Stock reported by the New York Stock Exchange Composite Transactions Report (as set forth in the Western Edition of The Wall Street Journal) for the last trading day prior to the date when the dividend is paid. The number of Stock Units shall be rounded to the nearest whole number of Units.

ARTICLE 6.     DISTRIBUTION RULES AND SETTLEMENT OF STOCK UNITS.

6.1 General Rule. Stock Units shall normally be settled as soon as reasonably practicable after the Participant's Service terminates for any reason; provided, however, that any Stock Units or associated dividend equivalents that have not vested under Section 4.3(b) shall not be available for settlement or distribution. Stock Units shall be settled by paying the Participant a lump sum in cash, unless the Participant has made an election pursuant to Section 6.2 to receive installments. The amount of such lump sum shall be equal to the product of:



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     (a)  The  number  of  vested  Stock  Units  held  by  the   Participant
(including dividend equivalents converted into Stock Units); times

     (b) The closing price of one share of Common Stock reported by the New York Stock Exchange Composite Transactions Report (as set forth in the Western Edition of The Wall Street Journal) for the trading day coinciding with or next preceding the Participant's last day of Service.

6.2 Election of Installment Form of Distribution. Within 30 days of the time a Participant first begins participation under the Plan, he or she may make an irrevocable written election to receive the distribution of the cash representing the settlement of his or her Stock Units, less applicable withholding and employment taxes, in approximately equal annual installments. In accordance with procedures established by the Company, a Participant may elect to receive payment in one of the following forms:

     (a)  approximately five equal annual installments; or

     (b)  approximately ten equal annual installments.

Installments subsequent to the first installment to the Participant shall be paid as soon as practicable after the January 1 of each succeeding calendar year until the entire value, less applicable withholding and employment taxes, is distributed. The portion of Stock Units being held for future installments shall be credited with dividend equivalents as described in
Article 5 prior to distribution. The amount of each installment after the first installment shall be calculated in the manner described in Section 6.1 above, using the closing price the trading coinciding with or next preceding December 31 of the year prior to distribution.

6.3 Death of Participant. Any payment under Section 6.1 or Section 6.2 after the Participant's death shall be made to his or her beneficiary or beneficiaries. Each Participant shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any payment after the Participant's death shall be made to his or her estate.

ARTICLE 7.     PROTECTION AGAINST DILUTION

7.1 Adjustments. In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

     (a)  The number of Stock  Units to be granted thereafter  under Article
4; and

     (b)  The number of Stock Units already held by any Participant.


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7.2  Reorganizations.  In the  event that the Company is a party to a merger or other  reorganization, Stock Units shall  be subject to  the agreement of
merger or reorganization.   Such agreement may  provide, without limitation,
for the assumption of the Stock Units by the surviving corporation or its parent (with equitable adjustments), for their continuation by the Company (if the Company is a surviving corporation) or for accelerated settlement in cash.

ARTICLE 8.     GENERAL PROVISIONS.

8.1 Creditors' Rights. A Participant shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the Plan.

8.2 Voting Rights. Participants shall have no voting rights with respect to their Stock Units.

8.3 Assignment of Rights. Amounts credited under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.3 shall be void. However, this Section 8.3 shall not preclude a Participant from designating one or more beneficiaries pursuant to Section 6.3, nor shall it preclude a transfer of amounts credited under the Plan by will or by the laws of descent and distribution.

8.4 Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to make any payment under the Plan until such obligations are satisfied.

8.5 Choice of Law. The Plan shall be governed by, and construed in accord-ance with, the laws of the State of Nevada (except their choice-of-law provisions).

8.6 Administration and Interpretation. The Board shall have the sole authority to construe and interpret this Plan in accordance with its terms and provisions and to make rules relating to the administration thereof. The decision of the Board with respect to any issues relating to the interpretation of this Plan shall be final, conclusive and binding on all parties. The Board may delegate any part of its duties hereunder to the Company's Executive Vice President--Human Resources, subject to the final authority of the Board. The Executive Vice President--Human Resources of the Company, with the approval of the Executive Vice President and General Counsel of the Company, shall be authorized to make minor or administrative changes to the Plan.







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ARTICLE 9.     FUTURE OF THE PLAN.

9.1  Term  of  the Plan.    The  Plan, as  set  forth  herein, shall  become
effective on May 2, 1996. The Plan shall remain in effect until it is ter-minated pursuant to Section 9.2.

9.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Stock Units shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Stock Unit previ-ously granted under the Plan; provided, however, that to the extent that the Board approves any new benefit plan or improvement to any existing benefit plan applicable to Outside Directors, it may terminate rights which have already accrued to a Participant under this Plan if, in its sole discretion, it determines that the benefits payable to a Participant under such new or improved plan adequately replace the benefits provided hereunder.

ARTICLE 10.      DEFINITIONS.

10.1 "Board" means the Company's Board of Directors, as constituted from time to time.

10.2 "Committee" means the Compensation and Personnel Committee of the Board.

10.3 "Common Stock" means the common stock of the Company.

10.4 "Company" means Pacific Telesis Group, a Nevada corporation.

10.5 "Full Accrual Date" means the earliest date on which the Outside Director could separate from Service with a benefit under the Retirement Plan equal to 100% of the annual retainer payable to Outside Directors, as in effect at the time of the separation from Service.

10.6 "Outside Director" means a member of the Board who is not a common-law employee of the Company or a subsidiary of the Company.

10.7 "Participant" means an Outside Director who participates in the Plan pursuant to Article 3.

10.8 "Plan" means this Pacific Telesis Group Outside Directors' Deferred Stock Unit Plan, as amended from time to time.

10.9 "Present Value" means the present actuarial value, determined by using the actuarial assumptions that would be applicable on the date in question for calculation of pension benefits under the Pacific Telesis Group Pension Plan for Salaried Employees.

10.10 "Retirement Plan" means the Pacific Telesis Group Outside Directors' Retirement Plan, as amended from time to time.




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10.11 "Service" means service as an Outside Director.

10.12 "Stock Unit" means a bookkeeping entry representing, at any given time, the dollar value at such time of one share of Common Stock.

ARTICLE 11.  EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.















































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